EXHIBIT 23.2





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





     As independent public accountants, we hereby consent to all references to our Firm included in or made a part of this registration statement.



                                                 /s/ Holtz Rubenstein & Co, LLP

                                                     HOLTZ RUBENSTEIN & CO, LLP



Melville, New York
January 18, 2000